                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 2-81648 for Hartford Money Market HLS Fund, Inc. on Form N-1A.

                                                     /s/ Arthur Andersen LLP

Hartford, Connecticut
May 13, 1999